May 18, 1995

                                                 MICHAEL R. JACOBSON
VIA FEDERAL EXPRESS                              Direct: (415) 843-5031
                                                 Internet: jacobsonmr@cooley.com
Zitel Corporation
47211 Bayside Parkway
Fremont, CA 94538


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Zitel Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 500,000 shares of the Company's Common Stock, no par value, (the "Shares") pursuant to its 1984 Employee Stock Purchase Plan and 1990 Stock Option Plan (the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Restated Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM



By:      /s/Michael R. Jacobson
   ---------------------------------------------
         Michael R. Jacobson

MRJ:LMR:hm